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                                                                      EXHIBIT 21

                             TJ INTERNATIONAL, INC.
                             ----------------------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------



The significant subsidiaries of the Company are as follows:




                                        State or Other           Percentage
                                        Jurisdiction             of Voting
                                        of Incorporation         Securities
                                        or Organization          Owned
                                        -------------------      ------------

Trus Joist MacMillan, A Limited
  Partnership                             Delaware                   51% (1)

Trus-Joist (Western), Ltd.                New Brunswick             100%

Norco Windows, Inc.                       Wisconsin                 100%

Dashwood Industries Limited               Ontario                   100%


(1)  The Company has a 51% interest in this partnership.

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